Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I,  Edileen Salicrup, the Chief Financial Officer of ClearComm, L.P., certify that (i) the December 31, 2005 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the December 31, 2005 10-K Report fairly presents, in all material respects, the financial condition and results of operations of ClearComm, L.P.

/s/ Edileen Salicrup
Edileen Salicrup
Chief Financial Officer
April 17, 2006